Exhibit 3.7

CERTIFICATE OF FORMATION

OF

NEW DELPHI HOLDINGS 1, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “Company”) is New Delphi Holdings 1, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware, as required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act, is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Company at that address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of New Delphi Holdings 1, LLC as of the 20th day of August, 2009.

By:	/s/ Eleanor Osmanoff
Eleanor Osmanoff, Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

New Delphi Holdings 1, LLC

Under Section 18-202 of the Delaware

Limited Liability Company Act

This Certificate of Amendment of Certificate of Formation of New Delphi Holdings 1, LLC (the “Company”), dated as of October 6, 2009, is being duly executed and filed by the undersigned, as authorized representatives, to amend the Certificate of Formation of the Company pursuant to Section 18-202 of the Delaware Limited Liability Company Act and shall be effective as of October 7, 2009 at 12:01 a.m.

FIRST: The name of the limited liability company is New Delphi Holdings 1, LLC.

SECOND: The certificate of formation of the Company, filed with the Secretary of State of the State of Delaware on August 21, 2009, is hereby amended by deleting in its entirety “FIRST: The name of the limited liability company (hereinafter called the “Company”) is New Delphi Holdings 1, LLC.” and substituting in lieu thereof the following:

“FIRST. The name of the limited liability company (hereinafter called the “Company”) is Delphi Holdings, LLC.”

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first above written.

/s/ Dave Miller
Name:	Dave Miller
Title:	Authorized Representative

/s/ Michael Gatto
Name:	Michael Gatto
Title:	Authorized Representative

[Certificate of Amendment—Name Change]